Exhibit 99.Bj

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “For More Information” in the Prospectus of The Hartford Mutual Funds, Inc. as filed with the Securities and Exchange Commission in this Registration Statement under Post-Effective Amendment No. 69 (File No. 333-02381, Form N-1a).

We also consent to the references to our firm under the captions “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, and “Financial Statements” and to the incorporation by reference of our report, dated December 14, 2007, of The Hartford Mutual Funds, Inc. included in the October 31, 2007 Annual Report to Shareholders included in the Combined Statement of Additional Information, dated March 1, 2008, of The Hartford Mutual Funds, Inc. of which Combined Statement of Additional Information is incorporated by reference in this Registration Statement of The Hartford Mutual Funds, Inc. on Form N-1a.

/s/Ernst & Young LLP

Minneapolis, Minnesota
May 28, 2008